UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2026

HNI Corporation
(Exact name of registrant as specified in its charter)
Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street P. O. Box 1109 Muscatine, Iowa	52761-0071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 272-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of  the Exchange Act. ☐

Item 8.01	Other Events

The Board of Directors (the “Board”) of HNI Corporation (the “Corporation”) has approved the additional expenditure of up to $200 million to repurchase the Corporation’s outstanding shares of Common Stock from time to time under the Corporation’s existing share repurchase program (the “Program”).  As of August 17, 2026, the Corporation had $84.3 million remaining authorization under the Program, bringing the total authorization to $284.3 million following approval of the increase.  The Program does not have an expiration date and does not obligate the Corporation to repurchase any shares.  The authorization for the Program may be terminated, increased, or decreased by the Board at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date:	August 20, 2026	By:	/s/ Vincent P. Berger

Vincent P. Berger Executive Vice President and Chief Financial Officer